Exhibit 10.1

FORM OF

LETTER AGREEMENT

            , 2008

Opportunity Acquisition Corp.

c/o JMP Group Inc.

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Re:	Initial Public Offering of Opportunity Acquisition Corp. (the “Company”)

Ladies and Gentlemen:

This letter is being delivered to you in connection with an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share (subject to adjustment) of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 12 hereof.

In consideration of the Company proceeding with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants, and acknowledges to, and agrees with, the Company as follows:

1. In the event that the Company fails to consummate an Initial Business Combination within 24 months from the date of the Prospectus, the undersigned will take all reasonable actions within its, his, or her power to (a) cause the Trust Account to be liquidated and its assets to be distributed to the Public Stockholders as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable. The undersigned agrees that in connection with any liquidation of the Company it, he, or she will take all reasonable actions within its, his, or her power to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

2. (a) Neither the undersigned nor any family member or affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement, cash payment, or other compensation or payment from the Company prior to, or for any services rendered prior to or in order to effectuate the consummation of or in connection with, an Initial Business Combination, other than (i) repayment to JMP of the Promissory Note in the amount of $200,000 (and accrued interest thereon) evidencing a loan made to the Company by JMP to cover offering-related and organizational expenses, (ii) payment of $10,000 per month to JMP for office space and administrative services pursuant to the terms of the Administrative Services Agreement until the earlier of consummation of an Initial Business Combination or the Company’s liquidation, and (iii) reimbursement for any out-of-pocket expenses incurred by executive officers and directors of the Company and employees of JMP and its subsidiaries in connection with activities on behalf of the Company, such as identifying, investigating, and consummating an Initial Business Combination. The Company’s Audit Committee will review and approve all payments made to the undersigned and its affiliates, other than the payment described in clauses (i) and (ii) in the immediately preceding sentence, and any payments made to members of the Company’s Audit Committee will be reviewed and approved by the Company’s Board of Directors, with any interested director abstaining from such review and approval.

(b) Neither the undersigned nor any affiliate or family member of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee, consulting fee, or any other similar fees or other compensation from any other person or entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

(c) The undersigned acknowledges and agrees that the Company will not consummate any Initial Business Combination with any entity affiliated with the Company’s directors or officers, any Existing Holders, or JMP or any of its affiliates (including an entity that is either a portfolio company of, or has otherwise received a financial investment from, JMP or any of its affiliates), unless the Company shall have obtained an opinion with respect to the fair market value of the target business from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA to the effect that the Initial Business Combination is fair to the Company’s stockholders from a financial point of view.

3. In connection with any proposed Initial Business Combination and any amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence that the Company submits to its stockholders for approval, the undersigned shall vote the Founder’s Shares owned by the undersigned in the same manner as the majority of the IPO Shares voted by the Public Stockholders and the undersigned shall vote all shares of Common Stock that the undersigned may acquire in the IPO or in the secondary market (whether as part of Units or otherwise) in favor of the Initial Business Combination and an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence.

4. With respect to all Founder’s Securities and Private Placement Securities, if any, owned by the undersigned, the undersigned hereby waives any and all right, title, interest, and claims of any kind in or to any distributions of monies, property, or other assets in the Trust Account as a result of any liquidation of the Company (each, a “Claim”) in the event the Company does not consummate an Initial Business Combination and hereby agrees to reimburse the Company for any distribution of monies, property, or other assets from the Trust Account received by the undersigned in respect of the undersigned’s Founder’s Securities and Private Placement Securities in connection with any such liquidation. The undersigned acknowledges and agrees that, upon the Company’s liquidation prior to an Initial Business Combination, all Warrants issued by the Company that are owned by the undersigned will terminate worthless. The undersigned hereby waives and agrees not to exercise any conversion rights in respect of any Initial Business Combination. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (other than claims arising after consummation of an Initial Business Combination) and the undersigned agrees that it will not seek recourse against the Trust Account for any reason whatsoever.

5. [THIS PROVISION IS FOR JMP ONLY] The undersigned shall indemnify and hold harmless the Company from and against any and all losses, liabilities, claims, damages, and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only if, and to the extent that (a) such losses, liabilities, claims, damages, or expenses reduce the amounts in the Trust Account available for payment to Public Stockholders in the event of a liquidation of the Company or conversion of shares of Common Stock in connection with an Initial Business Combination, and (b) such losses, liabilities, claims, damages, or expenses are made by, or result from or arise in connection with a claim made by or any amount owed or alleged to be owed to (i) a vendor for services rendered or products sold to the Company, (ii) a third party with which the Company entered into a contractual relationship following consummation of the IPO, or (iii) a prospective target business; provided that such indemnity shall not apply to (x) any claimed amounts owed to a third party that executed a waiver of all right, title, interest, and claims of any kind in or to the Trust Account, or (y) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. As used in the preceding sentence, the term “vendor” means any third party that provides goods or services to the Company (including providers of any financing). In addition, in the event that the Company’s assets held outside the Trust Account are insufficient to pay the costs and expenses of liquidation of the Company, the undersigned agrees to indemnify and hold harmless the Company from and against any and all costs and expenses of such liquidation and, without limitation to the foregoing, to provide the Company with funds necessary to complete such liquidation.

6. [THIS PROVISION IS FOR JMP ONLY] The undersigned hereby agrees that, on a date that is within the five-day period following (x) the date that is 30 days after the date of the Underwriting Agreement or, if earlier, (y) the date the Underwriters terminate their option to purchase Optional Units (as defined in the Underwriting Agreement), the undersigned will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of Founder’s Units determined by multiplying 562,500 by a fraction, the numerator of which is 2,250,000 minus the number of Optional Units purchased by the Underwriters upon the exercise of their over-allotment option and the denominator of which is 2,250,000; provided that there shall be no such forfeiture if the Underwriters shall have purchased all of the Optional Units. Anything herein to the contrary notwithstanding, the undersigned agrees that, until such time as there is no longer any possibility of forfeiture of any Founder’s Unit pursuant to the preceding sentence, the undersigned will retain all right, title, and interest in and to at least 562,500 Founder’s Units, free and clear of all liens, claims, and encumbrances.

7. [THIS PROVISION IS FOR DIRECTORS AND OFFICERS ONLY] The undersigned agrees to serve as an officer and/or a member of the Board of Directors of the Company (in each case as set forth in the Registration Statement and the Prospectus) until the earlier of the consummation by the Company of the Initial Business Combination or the liquidation of the Company; provided, however, that nothing herein shall be construed as providing a right of the undersigned to retain any position as an officer or director if removed by proper corporate action. The undersigned’s biographical information furnished to the Company and included in the Registration Statement and the Prospectus is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background, and contains all of the information necessary in order to make the statements therein not misleading or required to be disclosed pursuant to Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended. The undersigned’s questionnaire furnished to the Company and the Underwriters in connection with the IPO is true and accurate in all respects. The undersigned represents and warrants that:

(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order, or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended, or revoked; and

(d) [THIS PROVISION FOR JMP ONLY] the undersigned is capable of funding a shortfall in the Trust Account to satisfy any foreseeable indemnification obligation under Section 5 above and to fund any foreseeable shortfall in amounts necessary to effect a liquidation of the Company as contemplated by Section 5 above.

8. The undersigned agrees that the undersigned will not propose any amendment to Article FIFTH or SIXTH of the Company’s amended and restated certificate of incorporation or support, endorse, vote in favor of, or recommend or take any action to amend or waive any provisions thereof, other than any amendment in connection with, and that becomes effective upon or after, and Initial Business Combination.

9. [THIS PROVISION IS FOR DIRECTORS AND OFFICERS ONLY] The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into and perform this letter agreement and serve as an officer, and/or a director of the Company (as set forth in the Registration Statement and the Prospectus), and hereby consents to being named in the Registration Statement and the Prospectus as an officer and/or a director of the Company, as applicable. [THIS PROVISION IS FOR ALL OTHER FOUNDERS] The undersigned has full right and power, without violating any agreement by which he, she, or it is bound, to enter into and perform this letter agreement, and hereby consents to being named in the Registration Statement and the Prospectus.

10. (a) The undersigned shall not, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish or increase an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer, or register under the Securities Act of 1933, as amended, and make any demand for or exercise any right for such registration of, (i) any Founder’s Securities (including any shares of Common Stock or other securities issued or issuable upon exercise of Founder’s Warrants) until one year after the consummation of the Initial Business Combination, unless, subsequent to the consummation of the Initial Business Combination, (A) the Closing Price (as such term is defined in the Warrant Agreement) of the Company’s Common Stock equals or exceeds the Subject Amount (“Subject Amount” means $14.25 or, in the event that the exercise price of the Warrants is adjusted pursuant to the Warrant Agreement, such amount as shall be obtained by multiplying the Subject Amount in effect immediately prior to such adjustment by the same fraction used to adjust the exercise price) per share for any 20 trading days within any 30-trading-day period, or (B) the Company consummates a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities, or other property (the “Founder’s Securities Lock-Up Period”), (ii) any Units or shares of Common Stock (whether part of the Units offered in the IPO or not) purchased in the IPO (other than DUP Securities) or in the secondary market, until one year after the Initial Business Combination (the “IPO Lock-Up Period”), (iii) any Warrants (whether part of the Units sold in the IPO or not and including any shares of Common Stock issued or issuable upon exercise of such Warrants) purchased in the IPO (other than DUP Securities) or in the secondary market, until after the Initial Business Combination (the “Warrants Lock-Up Period”), (iv) any Private Placement Securities (including the shares of Common Stock issued or issuable upon exercise of the Private Placement Warrants), until after the consummation of the Initial Business Combination (the “Private Placement Securities Lock-Up Period”; each of the Founder’s Securities Lock-Up Period, the IPO Lock-Up Period, the Warrants Lock-Up Period and the Private Placement Securities Lock-Up Period is sometimes referred to as a “Lock-Up Period”), or (v) any limited liability company or other equity interests in Opp. Funding or any direct or indirect general partner, managing member, or other controlling entity thereof, until after the end of the longest Lock-Up Period.

Notwithstanding the foregoing, (A) the undersigned may transfer any of the foregoing securities to any Permitted Transferees, so long as, prior to such transfer, such Permitted Transferee executes and delivers to the Company an agreement, in form and substance satisfactory to the Company, to the effect set forth in Sections 3, 4, 8, 10 (other than the last sentence of Section 10(a)), 11(c) and 12 of this letter agreement, and (B) in the event that the undersigned holds any Registrable Securities (as defined in the Registration Rights Agreement) and is entitled to registration rights under Registration Rights Agreement, the undersigned may, commencing three months prior to the expiration of the Lock-Up Period applicable to such Registrable Securities, exercise such registration rights and register such Registrable Securities for resale under the Securities Act of 1933, as amended (provided that, except as provided in clause (A) of this sentence, there shall be no sale or other transfer of such Registrable Securities, all of the restrictions on sales and other dispositions and all of the other restrictions set forth in this Section 10 shall remain applicable with respect to such Registrable Securities, until termination of the Lock-Up Period applicable to those Registrable Securities). [THIS PROVISION IS FOR THE MANAGING MEMBERS OF THE LLC ONLY] In addition, until the end of the longest Lock-Up Period, the undersigned shall cause Opp. Funding and each direct or indirect general partner, managing member or other controlling entity thereof not to, directly or indirectly, sell, issue, offer, contract or grant an option to sell, pledge, transfer, hedge, or establish or increase an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer, any limited liability company or other equity interests in Opp. Funding or any direct or indirect general partner, managing member or other controlling entity thereof.

(b) If (a) during the last 17 days of any Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) before the expiration of any Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such Lock-Up Period, such Lock-Up Period will be extended for 18 days beginning on the date of the issuance of the earnings release or the occurrence of the material news or the material event. The Company agrees to give the undersigned prior notice of any announcement or other circumstances that give rise to an extension of any Lock-Up Period.

(c) The undersigned acknowledges and agrees that the foregoing transfer restrictions supersede the transfer restrictions set forth in the Initial Unit Subscription Agreement with respect to the Founder’s Securities and in the Warrant Purchase Agreement with respect to the Private Placement Securities.

(d) The undersigned acknowledges and agrees that the Founder’s Securities, the Private Placement Warrants, and the shares of Common Stock issuable upon exercise of the Founder’s Warrants and the Private Placement Warrants have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction and may not be offered, sold, or otherwise transferred in violation of the Securities Act of 1933, as amended, or the applicable securities laws of any state or other jurisdiction.

11. The undersigned represents and warrants that:

(a) if the undersigned is a party to either the Services Agreement, the Initial Units Subscription Agreement, or Warrant Purchase Agreement, each such agreement to which the undersigned is a party has been duly authorized, executed, and delivered by the undersigned, and is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(b) the Registration Rights Agreement has been duly authorized by, and upon execution and delivery by the parties thereto, will have been duly executed and delivered by, and will be a valid and binding agreement, of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and

(c) this letter agreement has been duly authorized, executed, and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

12. As used herein:

(a) “Administrative Services Agreement” shall mean an Administrative Services Agreement, dated             , 2008, entered into by and between the Company and JMP relating to the use of office space and administrative services.

(b) The terms “affiliate” and “affiliated” have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

(c) “DUP Securities” means Units sold pursuant to the directed unit program (the “DUP”) established in connection with the IPO, including the shares of Common Stock and Warrants included in Units sold pursuant to the DUP and the shares of Common Stock issued or issuable upon exercise of Warrants included in the Units sold pursuant to the DUP.

(d) “Existing Holders” means JMP, Opp. Funding, all directors of the Company, and all other persons or entities that own any Common Stock, Warrants, or Units immediately prior to completion of the IPO.

(e) “Founder’s Securities” shall mean the 4,312,500 Units of the Company (the “Founder’s Units”), each consisting of one share of Common Stock (the “Founder’s Shares”) and one warrant to purchase one share (subject to adjustment) of Common Stock (including the shares of Common Stock issued or issuable upon exercise of such Warrants) (the “Founder’s Warrants”), initially issued to JMP (3,712,500 Units) and Opp. Funding (600,000 Units) pursuant to the Initial Unit Subscription Agreements and subject (in the case of the Founder’s Units issued to JMP) to reduction in the even that the Underwriters’ over-allotment option set forth in the Underwriting Agreement is not exercised in full, including any securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the foregoing securities.

(f) “Initial Unit Subscription Agreements” means the Initial Unit Subscription Agreement between JMP and the Company and the Initial Unit Subscription Agreement between Opp. Funding and the Company, each dated as of January 11, 2008 and relating to the purchase by JMP and Opp. Funding of the Founder’s Securities.

(g) “Initial Business Combination” shall mean the Company’s first acquisition of one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination, provided that the business or businesses, or portion thereof, so acquired have an aggregate fair market value (determined as provided in the Company’s amended and restated certificate of incorporation) of at least 80% of the balance in the

Trust Account (excluding deferred underwriting discounts and commissions and excluding taxes payable) at the time of such transaction and that meets the other requirements for a “Initial Business Combination” set forth in the Company’s amended and restated certificate of incorporation.

(h) “IPO Shares” shall mean the shares of Common Stock included in the Units issued in the IPO, including, without limitation, any Units issued upon exercise of the Underwriters’ over-allotment option, and whether such shares are part of or separate from such Units.

(i) “JMP” shall mean JMP Group Inc., a Delaware corporation.

(j) “Opp. Funding” shall mean Opp. Funding LLC., a Delaware limited liability company.

(k) “Permitted Transferee” of a holder of Units, Common Stock, or Warrants means: (i) immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees by will or the laws of descent, (ii) current and former officers, directors, members, and employees of the holder, (iii) affiliates of the holder, (iv) charitable organizations, (v) the Company’s executive officers and directors, and (vi) transferees pursuant to a qualified domestic relations order.

(l) “Private Placement Securities” and “Private Placement Warrants” shall mean the 4,000,000 Warrants of the Company, each to purchase one share (subject to adjustment) of Common Stock (including the shares of Common Stock issued or issuable upon exercise of such Warrants) issued to JMP pursuant to the Warrant Purchase Agreement.

(m) “Promissory Note” shall mean the unsecured promissory note of the Company to JMP in the original principal amount of $200,000, bearing interest at a rate equal to the applicable U.S. Federal short-term rate under Section 1274(d) of the U.S. Internal Revenue Code in effect at the time of payment, compounded semi-annually, calculated on the basis of actual days elapsed over a 365-day year, repayable on the earlier of the completion of the IPO or January 11, 2009.

(n) “Prospectus” shall mean the final prospectus forming a part of the Registration Statement filed with the Securities and Exchange Commission pursuant to Rules 424(b) and 430A of the Securities Act of 1933, as amended.

(o) “Public Stockholders” means the owners from time to time of any IPO Shares (whether purchased in the IPO as part of Units or purchased in the secondary market as part of Units or as separate shares of Common Stock), including, to the extent applicable, the Existing Holders.

(p) “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated on or about the date hereof, entered into by and among the Company and the investors named on the signature pages thereto.

(q) “Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (File No. 333-148768), originally filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on January 22, 2008, in the form it became effective and including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended.

(r) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, as Trustee.

(s) “Underwriters” shall mean the underwriters named in Schedule I to the Underwriting Agreement dated             , 2008 (the “Underwriting Agreement”) entered into by and between the Company and Banc of America Securities LLC, as representative of such underwriters, in connection with the IPO.

(t) “Warrant Purchase Agreement” means the Warrant Purchase Agreement between JMP and the Company, dated as of             , 2008 relating to the purchase by JMP of the Private Placement Securities.

(u) “Warrant Agreement” means the Warrant Agreement dated as of             , 2008 between the Company and American Stock Transfer & Trust Company, as warrant agent.

The undersigned acknowledges and understands that the Company will rely upon the agreements, acknowledgements, representations, and warranties set forth herein in proceeding with the IPO.

This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives, and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the distribution to the Public Stockholders of the Trust Account and liquidation of the Company; provided that (A) such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination and (B) if the Initial Business Combination is consummated, then, anything here and to the contrary notwithstanding, the provisions of Section 5 and Section 10 hereof and this Section 12 shall survive any such termination and remain in full force and effect.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement shall be governed by, construed in accordance with, the laws of the State of New York, without giving effect to its choice of laws principles.

No term or provision of this letter agreement may be amended, changed, waived, altered, or modified except by written instrument executed and delivered by each of the parties hereto.

[Signature Page Follows]

[Name]

Accepted and agreed:

OPPORTUNITY ACQUISITION CORP.

By:
Name: Joseph A. Jolson
Title: Chairman and Chief Executive Officer

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